Exhibit 1.4

ARTICLES OF AMENDMENT OF RUBICO INC. Reg. No. 115734

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this document was

NON-RESIDENT	FILED ON

February 10, 2026

/s/ Karim Fakhri
Karim Fakhri

Deputy Registrar

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
RUBICO INC.
PURSUANT TO SECTION 90 OF
THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, Nikolaos Papastratis, as the Chief Financial Officer of Rubico Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Corporation”), for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certifies that:

1.	The name of the Corporation is: Rubico Inc.

2.	The Articles of Incorporation were filed with the Registrar of Corporations as of the 11th day of August, 2022, and were amended and restated in their entirety as of the 26th day of June, 2025.

3.	Section D of the Amended and Restated Articles of Incorporation is hereby amended by adding the following paragraph to the end of the Section:

Effective with the commencement of business on February 12, 2026, the Corporation has effected a one-for-seven-and-eight-tenths reverse stock split as to its issued and outstanding common shares, pursuant to which the number of issued common shares shall decrease from approximately 3,979,412 to approximately 510,180 as adjusted for the cancellation of fractional shares and which may be further adjusted for the cancellation of fractional shares. The reverse stock split shall not change the number of registered common shares the Corporation is authorized to issue or the par value of the common shares. The stated capital of the Corporation is hereby reduced from approximately $39,794 to approximately $5,101, as adjusted for the cancellation of the fractional shares and which may be further adjusted for the cancellation of fractional shares, and the amount of the reduction in stated capital shall be allocated to surplus.

4.	All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.

5.
This amendment to the Amended and Restated Articles of Incorporation was approved by unanimous written consent of holders of capital stock of the Corporation on June 23, 2025, and by the Corporation’s Board of Directors on February 2, 2026.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Articles of Incorporation on this 9th day of February, 2026.

By:	/s/ Nikolaos Papastratis
Name:	Nikolaos Papastratis
Title:	Chief Financial Officer